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                                                                    EXHIBIT 99.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report for the U.S. Trust Corporation 401(k) Plan (the Plan) on Form 11-K for the period ended December 31, 2002 (the Report), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.



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
/s/ Bryan D. Allen                              Date: June 27, 2003
------------------------------------                  -------------------------
Bryan D. Allen
Managing Director
Chairman of Administrative Committee
U.S. Trust Corporation


/s/ Richard E. Brinkmann                        Date: June 27, 2003
------------------------------------                  -------------------------
Richard E. Brinkmann
Managing Director and Comptroller
U.S. Trust Corporation
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A signed original of this written statement required by Section 906 of the
Sarbanes-Oxley Act of 2002 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.